Form 3 Joint Filer Information

EGI ACQUISITION PARENT, L.L.C.
KMJZ INVESTMENTS, L.L.C.
CHAI TRUST COMPANY, LLC

Address for each is:

Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606

Designated Filer:

SZ INVESTMNTS, L.L.C.

Issuer and Ticker Symbol:

Rewards Network, Inc. (DINE)

Date of Event Requiring Statement:

October 27, 2010

Signatures:

EGI ACQUISITION PARENT, L.L.C.
KMJZ INVESTMENTS, L.L.C.
CHAI TRUST COMPANY, LLC

Each by: /s/ Philip G. Tinkler, Vice President

CHAI TRUST COMPANY, LLC

By: /s/ James G. Bunegar, Vice President